Acknowledgment Number: 1000361995299389

Exhibit 3.9

PCI STRATEGIC MANAGEMENT, LLC

ARTICLES OF ORGANIZATION

The undersigned, being authorized to execute and file these Articles, hereby certifies that:

FIRST: The name of the limited liability company (the “Company”) is:

PCI STRATEGIC MANAGEMENT, LLC

SECOND: The purpose for which the Company is formed is to engage in any lawful act or activity for which a limited liability company may be organized under the laws of the State of Maryland.

THIRD: The address of the principal office of the Company is 11 Glen Lyon Court, Phoenix, Maryland 21131.

FOURTH: The name and address of the resident agent of the Company is Joshua Kinley, 11 Glen Lyon Court, Phoenix, Maryland 21131.

FIFTH: No member of the Company is an agent of the Company solely by virtue of being a member, and no member shall have the authority to act for the Company solely by virtue of being a member.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization as of the 11th day of September, 2007.

/s/ Joshua Kinley
Joshua Kinley, Authorized Person

I consent to my designation as the resident agent of PCI Strategic Management, LLC

/s/ Joshua Kinley
Joshua Kinley, Resident Agent

Authentication Number: RWLi6dwgh0G3e0KD1kTxDw